POWER AIR CORPORATION CEO ISSUES
MID-YEAR CORPORATE UPDATE

Anticipated Sales and Distribution of Powerpacks to Trigger
Transition to Revenue Generation Company

LIVERMORE, Calif. - (MARKET WIRE) - August 5, 2008 - Donald Ceci, President and Chief Executive Officer of Power Air Corporation (OTCBB:PWAC), the clean energy zinc power company, today issued a formal corporate update detailing the status of its technology and product development and commercialization initiatives.

Ceci stated, "Power Air remains committed to becoming a commercially viable fuel cell company. In this regard, we have identified noteworthy market opportunities for our technology and products, and have made significant progress on our commercialization efforts. We expect to announce our Power Air Branded Powerpacks and have them available for sale and distribution at the 2009 CES (Consumer Electronics Show) in Las Vegas, Nevada, which begins January 8, 2009."

Strategy: Power Air has the opportunity to replace Batteries (Primary and Rechargeable) and Internal Combustion Engines.

  Short Term (current to 24 mos.):

    Powerpacks (Primary zinc air and rechargeable lithium*) for Mobile Electronic Devices

    Indoor Powerpacks for emergency, recreational and remote use

    Primary single zinc air cells for OEM-ready product integration

  Medium Term (24 - 48 mos.):

    Rechargeable zinc air* Powerpacks for Mobile Electronic Devices

    Hybrid Indoor Generators for emergency, recreational and remote use

    Rechargeable single zinc air cells for OEM-ready product integration

  Long Term (48 - 72 mos.):

    Rechargeable zinc air Powerpacks for Hybrid Electric Vehicles

    UPS & Telecom back-up power

    Zinc Air Fuel Cells (ZAFC) for Indoor Generators and Fuel Cell Vehicles

Each of the above applications represents significant revenue opportunity for Power Air.

*The Company is contemplating Power Air-branded commercialization of both Primary and Rechargeable Zinc Air Powerpacks. As the primary zinc air technology is now ready for commercialization, Power Air will use zinc air as the power source for its Primary Powerpacks. For the Rechargeable Powerpacks, the Company intends to use lithium rechargeable technology in the short term, and zinc air rechargeable technology in the medium term.

Technology Development: Power Air continues to develop its technology and Intellectual Property base as follows:

  Air Cathode

    Non-rechargeable - for Primary Powerpacks & ZAFC Indoor Generator

    Reversible - for Rechargeable Zinc Air Powerpacks

    Reversible - for Hybrid Electric Vehicles

  Single Cell for OEM-ready product integration - Mobile devices

  Multiple Cell for Notebook Chargers

  Hybrid Generator (ZAFC/Zinc Nickel battery) for Rechargeable & Refuelable Indoor Generator

  ZAFC technology development for fuel cell Indoor Generator and Fuel Cell Vehicles

Intellectual Property: Power Air has filed the following Provisional Patents and expects to continue to build its base of protected Intellectual Property:

  Electrolyte Life Extension

  Recharger for Portable Devices

Product Development: Power Air intends to begin short term commercialization in the fourth quarter of 2008:

  Z Series Primary & Rechargeable Powerpacks & Cells

    Primary Pocket Chargers (Primary Zinc Air)

    Pocket Charger & Key Chain Chargers (Rechargeable Lithium)

    Notebook Charger (Rechargeable Lithium)

    Zcell power source for OEM-ready product integration - Mobile Devices (Primary Zinc Air)

    Notebook Charger (Primary Zinc Air)

  Indoor Generator:

    Indoor Powerpacks (Rechargeable)

    Indoor Hybrid Generator (ZAFC/Zinc Nickel battery - rechargeable & refuelable)

Manufacturing, Testing and Certification: Power Air's 2008 manufacturing, testing and certification activity is as follows:

  August - 200 Alpha Prototype units of its Zinc Air Primary Pocket Powerpack

  August - 200 Beta Prototype units of its Lithium rechargeable Powerpack

  September/October - 2,000 Alpha Prototype units of its Zinc Air Primary Pocket Powerpack

  November - 1,000 Beta Prototype units of its Zinc Air Primary Pocket Powerpack

Pre-Market Launch Preparation: Assuming successful testing and certification, Power Air intends to introduce its first Primary and Rechargeable Powerpacks in 2008 for sales and distribution beginning in January 2009. In anticipation of the commercial launch at CES, the Company is soliciting feedback from consumer focus groups and selected distributors in August/September.

Funding Activities: In May 2008, the Company completed a private placement of its common stock raising gross proceeds of $1.5 million from H-Plus Eco Ltd., a Korean environmental company founded and led by a member of Power Air's Board of Directors. The Company intends to raise additional growth capital in the fourth quarter of 2008 to support:

  Tooling, manufacturing and inventory of Powerpacks being commercially launched

  Sales, marketing and distribution of new products

  Primary and Rechargeable Air Cathode development projects

  OEM-ready single ZCell development

  Product development, including testing and certification

  On-going ZAFC technology development

In closing, Ceci added, "The next several months are going to be both very exciting and challenging for Power Air. I look forward to issuing further updates so that our progress can be efficiently monitored and effectively measured."

About Power Air Corporation

Headquartered in Livermore, California with offices and research facilities in Vancouver, B.C., Power Air is a forward-thinking clean energy company engaged in commercializing proprietary, high performance Zinc Air Fuel Cell (ZAFC)-based products for the mobile electronics, portable and stationary power generation, light mobility and transportation markets. Power Air holds the exclusive worldwide license for the development and commercialization of products utilizing ZAFC technology pioneered through an extensive joint collaboration effort with Lawrence Livermore National Laboratory and the United States Department of Energy. For more information, please visit www.poweraircorp.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
Dodi Handy, President & CEO
407-585-1080 or via email at PWAC@efcg.net